UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2016

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P.A.M. TRANSPORTATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas 72770

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2016, P.A.M. Transportation Services, Inc., a Delaware corporation (the “Company”), and its subsidiary P.A.M. Transport, Inc., an Arkansas corporation (“P.A.M. Transport”), entered into an Amended and Restated Loan Agreement (“Agreement”) with First Tennessee Bank National Association (the “Bank”). The Agreement amends and restates the Company’s existing Loan Agreement dated July 26, 1994, as amended by various amendments, most recently on June 23, 2015 (the “Original Loan Agreement”), under which the Bank committed to lend P.A.M. Transport a principal amount of up to $40.0 million under a line of credit (the “Loan”), the terms of which have been previously disclosed by the Company in its periodic reports and other filings with the Securities and Exchange Commission. The Company has guaranteed the payment and performance of the Loan.

The purposes of the Agreement are to extend the term of the Loan by one year to July 1, 2018, to modify certain financial covenants that must be maintained by the Company, and to restate and make other immaterial amendments and updates to the terms of the Original Loan Agreement. Under the Agreement, the Company must maintain as of the end of each calendar quarter a ratio of senior funded debt (as defined in the Agreement) to EBITDA (as defined in the Agreement) of 4.00 to 1.00 on a rolling four-quarter basis. This covenant replaces the debt to equity ratio financial covenant in the Original Loan Agreement, as amended, which would have required the Company to maintain a debt to equity ratio on a consolidated basis of no more than 2.5:1.

The Agreement continues to provide for maximum borrowings of $40.0 million. Amounts outstanding under the Loan bear interest at LIBOR (determined as of the first day of each month) plus 1.5%. The Loan is secured by the Company’s accounts receivable and matures on July 1, 2018. Monthly payments of interest are required under the Agreement. The Agreement contains customary events of default that would permit the Bank to accelerate the amounts due under the Loan if not cured within applicable grace periods.

The description above is a summary and is qualified in its entirety by the Agreement, the Fourth Amended and Restated Consolidated Revolving Credit Note, the Amended and Restated Security Agreement and the Fourth Amended and Restated Guaranty Agreement, including the exhibits to those documents, which are filed as exhibits to this report and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Loan Agreement, dated March 28, 2016, by and among P.A.M. Transport, Inc., First Tennessee Bank National Association and the Company

4.2	Fourth Amended and Restated Consolidated Revolving Credit Note, dated March 28, 2016, by P.A.M. Transport, Inc. in favor of First Tennessee Bank National Association

4.3	Amended and Restated Security Agreement, dated March 28, 2016, by and between P.A.M. Transport, Inc. and First Tennessee Bank National Association

4.4	Fourth Amended and Restated Guaranty Agreement of the Company, dated March 28, 2016, in favor of First Tennessee Bank National Association

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.A.M. TRANSPORTATION SERVICES, INC.
(Registrant)

Date: April 1, 2016	By:	/s/ Allen W. West
Allen W. West Vice President of Finance, Chief Financial Officer, Secretary and Treasurer

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